U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): May 13, 2003


                          London Pacific Group Limited
             (Exact Name of Registrant as Specified in its Articles)
                             ----------------------

                                    0-21874
                            (Commission File Number)

   Jersey (Channel Islands) U.K.                       Not applicable
   (State or Other Jurisdiction             (I.R.S. Employer Identification No.)
        of Incorporation)

                                  Minden House
                                 6 Minden Place
                                   St. Helier
                                     Jersey
                                 Channel Islands
                                    JE2 4WQ
                            Tel: 011 44 1534 607700
             (Address and telephone of Principal Executive Offices)

                                       N/A
             (Former Name or Address, if Changed Since Last Report)

Item 2.  Disposition of assets
         ---------------------

On May 7, 2003, Berkeley (USA) Holdings Limited, a wholly-owned subsidiary of London Pacific Group Limited, completed the sale of substantially all of the assets and operations of Berkeley Capital Management to Berkeley Capital Management LLC ("BCM LLC"), a newly formed company majority-owned by funds under the management of Putnam Lovell NBF Private Equity. The purchase price consists of: (1) $8.06 million in cash which was paid at closing of the transaction, (2) a further $1.0 million cash instalment to be paid on December 31, 2003, subject to certain adjustments and (3) up to $1.25 million of cash earnout payments to be paid by the buyer ratably over the four quarters of 2004 if revenues received in 2003 from a new product planned for launch by BCM LLC in 2003 exceed certain defined targets. The Group currently believes that the earnout payments are unlikely.